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                                                               Exhibit (p)(1)(i)





                                 CODE OF ETHICS



                                EQ ADVISORS TRUST

                      THE EQUITABLE LIFE ASSURANCE SOCIETY
                              OF THE UNITED STATES

                                AXA ADVISORS LLC

                          EQUITABLE DISTRIBUTORS, INC.



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                                TABLE OF CONTENTS

I.     STATEMENT OF GENERAL PRINCIPLES                                       1

II.    DEFINITIONS                                                           2
       A. ACCESS PERSON                                                      3
       B. ADVISORY PERSON OF THE FUND OR OF THE FUND'S
             INVESTMENT MANAGER OR INVESTMENT ADVISER MEANS                  3
       C. ADVISER OR INVESTMENT ADVISER                                      3
       D. A SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE                3
       E. BENEFICIAL OWNERSHIP                                               3
       F. BOARD OR BOARD OF TRUSTEES                                         3
       G. CONTROL                                                            3
       H. COMPLIANCE OFFICER                                                 4
       I. DISINTERESTED TRUSTEE                                              4
       J. FUND                                                               4
       K. INITIAL PUBLIC OFFERING                                            4
       L. INVESTMENT MANAGER OR MANAGER                                      4
       M. INVESTMENT PERSONNEL                                               4
       N. PURCHASE OR SALE OF A COVERED SECURITY                             4
       O. THE RESTRICTED PERIOD                                              4
       P. REVIEW OFFICER                                                     4
       Q. COVERED SECURITY                                                   5
       R. A COVERED SECURITY HELD OR TO BE ACQUIRED                          5
       S. A COVERED SECURITY IS BEING PURCHASED OR SOLD                      5

III.   LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS                       5
       A. ACCESS PERSONS                                                     5
       B. INVESTMENT PERSONNEL                                               6

IV.    ADDITIONAL RESTRICTIONS AND REQUIREMENTS                              8
       A. GIFTS                                                              8
       B. DIRECTORSHIPS                                                      8

V      APPROVAL AND ADOPTION OF CODE OF ETHICS                               8

VI.    REPORTING OBLIGATIONS                                                 9
       A. THE FUND                                                           9
       B. ACCESS PERSONS                                                     9
       C. REVIEW OFFICER                                                     11
       D. INVESTMENT PERSONNEL                                               11
       E. DISINTERESTED TRUSTEES                                             11
       F. CONFIDENTIALITY                                                    12

VII.   REVIEW AND ENFORCEMENT                                                12


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VIII.  RECORDS                                                               13

IX.    APPROVAL, AMENDMENT AND INTERPRETATION OF PROVISIONS                  14



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                                 CODE OF ETHICS

                           EQ ADVISORS TRUST ("FUND")
       THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("ELAS")
                            AXA ADVISORS, LLC ("AXA")
                      EQUITABLE DISTRIBUTORS, INC. ("EDI")
              (COLLECTIVELY REFERRED TO HEREIN AS THE "COMPANIES")

         EQ Advisors Trust (the "Fund"), the Equitable Life Assurance Society of the United States, (in its capacity as the "Investment Manager" to the Fund and as a registered investment advisor), AXA Advisors, LLC (formerly EQ Financial Consultants, Inc., in its capacity as one of the distributors of the Fund's two classes of shares and a registered investment advisor) and Equitable Distributors, Inc. (in its capacity as the other distributor of the Fund's two classes of shares), hold their employees to a high standard of integrity and business practices. In serving their clients, the Companies strive to avoid conflicts of interest or the appearance of conflicts of interest in connection with transactions in securities for their employees and for the Fund or any of its Portfolios.

         While affirming their confidence in the integrity and good faith of all of their employees, officers, trustees, and directors, the Companies recognize that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions in securities that may be possessed by certain of their officers, employees and directors could place such individuals, if they engage in personal transactions in securities that are eligible for investment by the Fund, in a position where their personal interests may conflict with the interests of the Fund.

         In view of the foregoing and of the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, ("1940 Act") each Company has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements and enforcement procedures.

I.       STATEMENT OF GENERAL PRINCIPLES.

         In recognition of the trust and confidence placed in the Companies by the Fund's shareholders(1), and to give effect to the Companies' shared belief that their operations should be directed to the benefit of the Fund's shareholders, the Companies hereby adopt the following general principles to guide the actions of their trustees, directors, officers and employees:

         A. The interests of the Fund's shareholders are paramount, and all of the Fund's personnel must conduct themselves and their


----------------
1 For these purposes, the term "shareholder" shall be deemed to include owners of variable annuity contracts and variable life insurance policies funded through separate accounts investing in the Fund.



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                  operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

         B. All personal transactions in securities by the Fund's personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Fund and its shareholders.

         C. All of the Fund's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Fund, or that otherwise bring into question the person's independence or judgment.

         This Code does not attempt to identify all possible conflicts of interests and literal compliance with each of the specific procedures will not shield an Access Person, as defined below, from liability for personal trading or other conduct that violates the fiduciary duty to the Fund's shareholders. In addition to the specific prohibitions contained in this Code, each Access Person is subject to a general requirement not to engage in any act or practice that would defraud the Fund's shareholders and other clients of the Companies.

II.      DEFINITIONS.

         The following definitions apply for purposes of the Code:

         A.       "ACCESS PERSON" means:

                  1. each trustee, director, general partner, Advisory Person, or officer of the Fund or of the Fund's Investment Manager or investment adviser;

                           (a) with respect to the Investment Manager or any investment adviser to the Fund who is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term "Access Person" means any director, officer, general partner or Advisory Person of the Investment Manager or an investment adviser who, with respect to the Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

                           (b) for these purposes, an investment adviser will be considered to be "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or



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                                    for the period of time since its
                                    organization, whichever is less, the
                                    investment adviser derived, on an
                                    unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

                  2. any director, officer, or general partner of AXA or EDI who, in the ordinary course of business makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

         B. "ADVISORY PERSON" OF THE FUND OR OF THE FUND'S INVESTMENT MANAGER OR INVESTMENT ADVISER MEANS:

                  1. any employee of the Fund, the Fund's Investment Manger or Investment Adviser (or of any company in a control relationship to the Fund, the Fund's Investment Manger or Investment Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

                  2. any natural person in a control relationship to the Fund, the Fund's Investment Manager or Investment Adviser who obtains information concerning the recommendations made to the fund with regard to the purchase or sale of Covered Securities by the Fund.

         C. "ADVISER" OR "INVESTMENT ADVISER" means any entity who pursuant to a contract with the Fund regularly furnishes advice to the Fund with respect to the desirability of investing in, purchasing or selling securities or other property, or is empowered to determine what securities or other property shall be purchased or sold by the Fund.

         D. A SECURITY IS "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a Covered Security for the Fund has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         E. "BENEFICIAL OWNERSHIP" SHALL BE interpreted in the same manner as it would be under Section 16 of the Securities Exchange Act of 1934, as amended, ("Exchange Act") and Rule 16a-1(a)(2)



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                  thereunder. A person will generally be deemed the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, beneficial ownership includes the accounts of a spouse, minor children, relatives resident in the person's home, or other persons by reason of any contract, arrangement, understanding or relationship that provides the person with sole or shared voting or investment power.

         F. "BOARD" OR "BOARD OF TRUSTEES" means the Board of Trustees of the Fund.

         G.       "CONTROL" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the 1940 Act, which states that "control" means "the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company." Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation. This definition is subject to any amendments in text or interpretation of Section 2(a)(9).

         H. "COMPLIANCE OFFICER" refers to the Fund's Compliance Officer or any person designated by the Fund to perform certain compliance functions.

         I. "DISINTERESTED TRUSTEE" means a Trustee of the Fund who is not an "interested person" of the Fund within the meaning of
                  Section 2(a)(19) of the 1940 Act.

         J. "FUND" means EQ Advisors Trust or each of its separate series (each a "Portfolio").

         K. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, as amended, ("1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

         L. "INVESTMENT MANAGER" OR "MANAGER" means The Equitable Life Assurance Society of the United States.

         M.       "INVESTMENT PERSONNEL" means:

                  1. all Access Persons who occupy the position of portfolio manager (or who serves on an investment committee that carries out the portfolio management function) with respect to the Fund (or any Portfolio);



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                  2.       all Access Persons who, in connection with his or her
                           regular functions or duties, makes or participates in making any recommendations regarding the purchase or sale of any security by the Fund (or any Portfolio);

                  3. any natural person who controls the Fund or the Investment Manager or an Investment Adviser, obtains information concerning recommendations made to or by the Fund with respect to the purchase or sale of a security by the Fund.

         N. "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         O. THE "RESTRICTED PERIOD" is the number of days before or after a Security is being purchased or sold by the Fund or Portfolio during which, subject to an exception under the particular circumstances made by the Compliance Officer in his or her discretion, no Advisory Person may purchase or sell, directly or indirectly, any security in which he or she had or by reason of such transaction acquires any Beneficial Ownership.

         P. "REVIEW OFFICER" shall mean the person charged with the responsibility, at any given time, to pre-clear trades, grant exceptions to prohibitions under the Code, receive reports and notices required by this Code to be generated, and to accomplish any other requirement of this Code related to the oversight of activities, the exercise of discretion or the making of decisions relating to the activities of persons covered by this Code.

                  1. A person may be designated by the Board of Trustees, or the Compliance Officer as a Review Officer (or the Compliance Officer may undertake the responsibility of serving as the Review Officer) for purposes of this Code without otherwise formally carrying that title or the responsibility for functions otherwise generally associated with the responsibilities of a Compliance Officer.

                  2. The Review Officer may delegate certain functions as appropriate.

                  3. Each of the Advisers, the Investment Manager, AXA and EDI may have separately designated Review Officers.

         Q. "COVERED SECURITY" means a security as defined in section 2(a)(36)of the 1940 Act, except that it shall not include the following:

                  1. Direct obligations of the Government of the United States or any agency thereof;



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                  2.       Banker's acceptances, bank certificates of deposit,
                           commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  3.       shares of registered open-end investment companies.

         R.       A "COVERED SECURITY HELD OR TO BE ACQUIRED" by the Fund means
                  (1) any Covered Security which, within the most recent fifteen
                  (15) days, (a) is or has been held by any Portfolio of the Fund, or (b) is being or has been considered for purchase by any Portfolio of the Fund; and (2) any option to purchase or sell and any security convertible into or exchangeable for a Covered Security described in (1) of the definition.

         S. A COVERED SECURITY IS "BEING PURCHASED OR SOLD" by any Portfolio of the Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for any Portfolio of the Fund until the time when such program has been fully completed or terminated.

III.     LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS.

         A.       ACCESS PERSONS. The following limitations apply to all Access
                  Persons:

                  1. In connection with the purchase or sale, directly or indirectly, of a Covered Security held or to be acquired by any Portfolio of the Fund, no Access Person shall:

                           a. employ any device, scheme or artifice to defraud the Fund or any Portfolio of the Fund;

                           b. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                           c. engage in any act, practice or course of business that would operate as a fraud or deceit upon any Portfolio of the Fund; or

                           d. engage in any manipulative practice with respect to the Fund or any Portfolio of the Fund. Such acts shall include, but not be limited to, the following:

                                    i.       intentionally inducing or causing
                                             the Fund to take action or to fail
                                             to take action, for the purpose of
                                             achieving a personal benefit rather
                                             than to benefit the



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                                             Fund, shall be a violation of this
                                             Code. Examples of this violation
                                             include:

                                             (a)  causing any Portfolio of the
                                                  Fund to purchase a Covered
                                                  Security owned by the
                                                  individual for the purpose of
                                                  supporting or driving up the
                                                  price of the Security; and

                                              (b) causing any Portfolio of the
                                                  Fund to refrain from selling a
                                                  Covered Security in an attempt
                                                  to protect the value of the
                                                  individual's investment, such
                                                  as an outstanding option.

                                    ii.      using actual knowledge of
                                             transactions for any Portfolio of
                                             the Fund to profit by the market
                                             effect of such transactions shall
                                             be a violation of this Code.

                           2. Access Persons have an affirmative duty to bring suitable Covered Securities to the attention of investment personnel. The intentional failure to recommend a suitable Security to, or the failure to purchase a Security for, any Portfolio of the Fund for the purpose of avoiding the appearance of conflict with respect to a personal transaction security may be considered a violation of this Code.

                  B. INVESTMENT PERSONNEL. In addition to the limitations set forth in Paragraph A. of this Section III., the following limitations apply to all Investment
                           Personnel:

                           1. No Investment Personnel shall purchase or sell, directly or indirectly, any Covered Security in which he had or by reason of such transaction acquires any Beneficial Ownership, within the Restricted Period, currently designated as seven (7) days before or after the time that the same (or a related) Security is being purchased or sold by the Fund or any of its Portfolios;

                           2. No Investment Personnel may acquire a Covered Security as part of an initial public offering by an issuer;

                           3. No Investment Personnel may directly or indirectly sell a Covered Security within sixty (60) days of acquiring beneficial ownership of that Covered Security;

                           4. All Investment Personnel must pre-clear, in writing, all proposed personal transactions in Covered Securities with, as appropriate, the Fund's designated Review Officer or the Review Officer for the Investment Manager or the relevant Adviser prior to proceeding with the securities transaction.



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                                    a.       Clearance authorizations are
                                             effective only until the close of
                                             trading on the date the approval is
                                             received, unless otherwise
                                             indicated in writing.

                                    b.       Upon request, the Review Officer
                                             will promptly provide a copy of
                                             each Personal Trading Request and
                                             Authorization Form it receives to
                                             the Fund's Compliance Officer.

                           5. The pre-clearance requirements shall not apply to the following transactions:

                                    a.       Purchases or sales over which
                                             Investment Personnel had no direct
                                             or indirect influence or control;

                                    b.       Purchases or sales that are
                                             non-volitional on the part of
                                             Investment Personnel or any
                                             Portfolio, including purchases or
                                             sales upon the exercise of puts or
                                             calls written by Investment
                                             Personnel and sales from a margin
                                             account pursuant to a bona fide
                                             margin call;

                                    c.       Purchases that are part of an
                                             automatic dividend reinvestment
                                             plan;

                                    d.       Purchases effected upon the
                                             exercise of rights issued by an
                                             issuer pro rata to all holders of a
                                             class of its securities, to the
                                             extent such rights were acquired
                                             from such issuer;

                                    e.       Transactions that appear, pursuant
                                             to reasonable inquiry and
                                             investigation and approval, in
                                             writing, by the appropriate Review
                                             Officer, to present no reasonable
                                             likelihood of harm to the Fund and
                                             that are otherwise in accordance
                                             with Rule 17j-1. For example, such
                                             transactions would normally include
                                             purchases or sales of up to 1,000
                                             shares of a Security being
                                             considered for purchase or sale by
                                             the Fund (but not then being
                                             purchased or sold for the Fund) if
                                             the issuer has a market
                                             capitalization of over $1 billion;
                                             and

                                    f.       Purchases or sales of Securities
                                             effected by Investment Personnel
                                             who are required to pre-clear their
                                             proposed Securities transactions in
                                             accordance with a code of ethics
                                             described in Paragraph F. of
                                             Section V. of this Code, provided
                                             that such Investment Personnel
                                             comply with the pre-clearance
                                             requirements set forth in those
                                             Code of Ethics.

IV.      ADDITIONAL RESTRICTIONS AND REQUIREMENTS.



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         A.       GIFTS. No Access Person shall accept or receive any gift or more than de minimis value (e.g., $100) from any person or entity that does business with or on behalf of any of the Companies, provided, however, that receipt of the following shall not be prohibited:

                  1. an occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment, that is not so frequent, so costly, nor so extensive as to raise any question of impropriety;

                  2. a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

                  3.       a gift approved in writing by the Compliance Officer.

         B. DIRECTORSHIPS. No Investment Personnel may accept a position as a director, trustee or general partner of a publicly-traded company or partnership, unless such position has been presented to and approved by the Fund's Board of Trustees as consistent with the interests of the Fund and its shareholders.

V.       APPROVAL AND ADOPTION OF CODE OF ETHICS.

         A. Prior to September 1, 2000, the Fund, the Investment Manager, AXA, EDI and each Adviser must:

                  1. adopt a written Code containing provisions reasonably necessary to prevent Access Persons from violating the Code;

                  2.       provide the written Code to the Board of Trustees;
                           and

                  3. provide a written certification to the Board of Trustees that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

         B. The Board of Trustees, including a majority of the Disinterested Trustees, must approve the respective Code of the Fund, the Investment Manager, AXA, EDI and each Adviser, and any material changes to these Codes, no later than September 1, 2000.

                  1. The Board must base its approval on a determination that the relevant Code contains provisions reasonably necessary to prevent Access Persons from violating the Code.

                  2. Prior to initially approving any proposed new or additional Adviser for a Portfolio, the Board must approve the proposed new or additional Adviser's Code.



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         C.       Within six months of adoption of any material changes to its respective Code, the fund, the Investment Manager, AXA, EDI and each Adviser must provide the material changes to the Board of Trustees for approval and the Board of Trustees must approve the material changes to the relevant Code.

VI.      REPORTING OBLIGATIONS.

         A. THE FUND. The Fund, the Investment Manager, AXA., EDI and the Advisers shall each provide the following to the Board of
                  Trustees:

                  1. periodic reports on issues raised under the Code or any related procedures; and

                  2. on an annual basis, (i) a written report that describes issues that arose during the previous year under the Code, or any other related procedures, including but not limited to, information about material violations of the Code or procedures and any sanctions imposed in response to the material violations or its procedures, and (ii), a written certification that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

                           (a) The first written report and written certification shall be provided to the Board of Trustees no later than September 1, 2000.

         B. ACCESS PERSONS. Each Access Person (other than the Fund's Disinterested Trustees) shall file the following reports with the appropriate Review Officers:

                  1. Initial Holdings Report. Each Access Person must provide to the Review Officer an initial complete listing of all Covered Securities directly or indirectly owned by such person as of the date the person first becomes an "Access Person." The initial listing must be submitted no later than ten (10) days after the person becomes an Access Person under this Code. The listing must contain the following information:

                           a.       the title of the Covered Security;

                           b.       the number of shares held;

                           c.       the principal amount of the Covered
                                    Security;

                           d. the name of any broker, dealer or bank with whom the Access Person maintained an account in which the named Covered Securities were held; and



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                           e.       the date that the report is submitted to the
                                    Access Person.

                  2. Quarterly Reports. Each Access Person must provide to the Review Officer, on a quarterly basis, a report indicating all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

                           a. Every report shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                                    i.       The date of the transaction, the
                                             title, the interest rate and
                                             maturity date (if applicable) and
                                             the number of shares or the
                                             principal amount of each Covered
                                             Security involved;

                                    ii.      The nature of the transaction
                                             (i.e., purchase, sale or any other
                                             type of acquisition or
                                             disposition);

                                    iii.     The price at which the transaction
                                             was effected;

                                    iv.      The name of the broker, dealer or
                                             bank with or through whom the
                                             transaction was effected; and

                                    v.       The date the report was submitted
                                             to the Access Person.

                           b. In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated to the Review Officer.

                  3. Annual Holdings Report. Each Access Person must provide to the Review Officer a complete listing of all Covered Securities owned by the Access Person, which covers the prior calendar year, no later than January 10 of each year and current as of a date no more than 30 days before the report is submitted. The listing must contain the following information:

                           a.       the title of the Covered Security;

                           b.       the number of shares held;

                           c.       the principal amount of the Covered
                                    Security;

                           d. the name of any broker, dealer or bank with whom the Access Person maintained an account in which the Covered Securities are held; and



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                           e.       the date that the report is submitted to the
                                    Access Person.

                  4. Annual Certification. All Access Persons shall be required to certify annually that they have read and understand the Code. Further, all Access Persons are required to certify annually that they have complied with the requirements of the Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

                  5. Any Access Person that would otherwise be required to report his or her transactions under this Code shall not be required to file reports pursuant to this section of the Code if they are required to do so pursuant to Paragraph F. below.

         C. REVIEW OFFICER. Each Review Officer shall submit the reports, as described in Paragraph B. above, with respect to his or her own personal securities transactions to an Alternate Review Officer, as designated by the Compliance Officer for the relevant Company or Adviser. The Alternate Review Officer designated to receive and review the Review Officer's reports shall undertake those responsibilities in a manner consistent with the responsibilities of the Review Officer under this Code.

         D. INVESTMENT PERSONNEL. In addition to the reporting requirements set forth in Paragraph B. above, Investment Personnel must also submit duplicate confirmations and account statements to the Review Officer, either by (a) directing each brokerage firm or bank at which such persons maintain securities accounts to send simultaneous duplicate copies of such person's confirmations and account statements to the Review Officer, or (b) by the Investment Personnel personally providing duplicate copies of all such confirmations and account statements directly to the Review Officer within two
                  (2) business day of receipt.

                  1. Investment Personnel who provide copies of their confirmations and account statements to a designated review officer pursuant to a code of ethics described in Paragraph F. below, are not required to provide copies of such statements to the Fund's Review Officer pursuant to this paragraph.

         E.       DISINTERESTED TRUSTEES.

                  1. A Disinterested Trustee shall report transactions in Securities only if the Trustee knew, or in the ordinary course of fulfilling his or her official duties as a trustee, should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such period prescribed by applicable law), such security was purchased or sold, or was

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                           being considered for purchase or sale, by any
                           Portfolio of the Fund.

                           a. The "should have known standard" implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting any of Portfolio's investment objectives, or that any knowledge is to be imputed because of prior knowledge of any Portfolio's portfolio holdings, market considerations, or any Portfolio's investment policies, objectives and restrictions.)

                  2. Every Disinterested Trustee shall report the name of any publicly-owned company (or any company anticipating a public offering of its equity Securities) and the total number of its shares beneficially owned by the Disinterested Trustees if such total ownership is more than 1/2 of 1% of the outstanding shares of the company.

         F. CONFIDENTIALITY. All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential. In this regard, no Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of any of the Companies) any information regarding Securities transactions made or being considered by or on behalf of any Portfolio of the Fund.

                  Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

VII.     REVIEW AND ENFORCEMENT

         A. The Review Officer for the Fund, in consultation with each other Review Officer, shall compare all reported personal securities transactions with completed portfolio transactions of each Portfolio of the Fund and a list of securities being considered for purchase or sale by any Portfolio of the Fund to determine whether a violation of this Code may have occurred. One test that may be applied in determining whether a violation of the Code has occurred will be to review the securities transactions of Access Persons for patterns of transactions. For example:

                  1. Any pattern involving parallel transactions (for any Portfolio of the Fund and the individual both buying or both selling the same Security) or opposite transactions (buy/sell or sell/buy) within the Restricted Period may be analyzed to determine whether the individual's transaction may have violated the Code.

                  2. Among the other factors that may be considered in the analysis are:

                           a.       the number and dollar amount of the
                                    transactions;

                           b. the trading volume of the Covered Security in question;

                           c. the length of time the Covered Security has been held by the individual; and

                           d.       the individual's involvement in the
                                    investment process.

                  It should be noted, however, that a violation could be deemed to have resulted from a single transaction if the circumstances warrant a finding that the underlying principles of fair dealing have been violated. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

         B. If the Review Officer determines that a violation of this Code may have occurred, the Review Officer shall submit his or her written determination, together with a confidential report and any additional explanatory material provided by the individual, to the President of the Fund (or to a person to whom the President shall delegate this authority, such as the Compliance Officer, to the extent such person also serves as Review Officer) and outside counsel to the Fund, who shall make an independent determination as to whether a violation has occurred.

         C. If the President of the Fund (or designee) and outside counsel to the Fund find that a violation has occurred, the President shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of the Fund.

         D. No person shall participate in a determination of (1) whether he or she personally has committed a violation of the Code, or
                  (2) the imposition of any sanction in the event he or she committed a violation of the Code. If a Securities transaction of the President is under consideration, any Vice President shall act in all respects in the manner prescribed in this Code for the President.

VIII. RECORDS. The Companies and each Adviser shall maintain records in the manner and to the extent set forth below, which may be maintained on microfilm or by such other means permissible under the conditions described in Rule 31a-2 under the 1940 Act, or under no-action letters or interpretations under that rule, and shall be available for examination by representatives of the Securities and Exchange Commission.

         A. A copy of this Code shall be preserved in an easily accessible place (including for five (5) years after this Code is no longer in effect).

         B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs.

         C. A copy of each report, including any information provided in lieu of the report, made by an Access Person pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         D.       A list of all Access Persons who are, or within the past five
                  (5) years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.



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IX.      APPROVAL, AMENDMENT AND INTERPRETATION OF PROVISIONS.

         A. This Code may be amended as necessary or appropriate with the approval of the Board of Trustees.

         B. This Code is subject to interpretation by the Board of Trustees in its discretion.





Approved by the Board
March 31, 1997

Amended and Approved by the Board
July 11, 2000